UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2003

ILEX ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23413	74-2699185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 Horizon Hill Blvd., San Antonio, Texas		78229
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 949-8200

(Former name or former address, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure.

On July 30, 2003, ILEX Oncology, Inc. (the “Company”) entered into an underwriting agreement with UBS Securities LLC, Lehman Brothers Inc., CIBC World Markets Corp. and U.S. Bancorp Piper Jaffray Inc. (collectively, the “Underwriters”), with respect to the issue and sale by the Company, and the purchase by the Underwriters, of 5,500,000 shares of the Company’s common stock, $.01 par value per share, plus up to an additional 825,000 shares subject to the Underwriters’ over-allotment option and the sale by the Cancer Therapy and Research Center Endowment (the “Selling Stockholder”), and the purchase by the Underwriters, of 500,000 shares of the Company’s common stock, $.01 par value per share, plus up to an additional 75,000 shares subject to the Underwriters’ over-allotment option (collectively with the shares being sold by the Company, the “Shares”), under a Registration Statement on Form S-3 (Registration No.  333-106735).  On July 29, 2003, the Company issued a press release relating to the pricing of the offering of the Shares.  The offering closed on August 4, 2003.

The underwriting agreement and the press release are attached hereto as Exhibits 1.1 and 99.1, respectively, and are incorporated herein by reference.

Item 7 (c).  Exhibits.

1.1                                 Underwriting Agreement, dated July 30, 2003, among the Company, the Selling Stockholder and the Underwriters

99.1                           Press release dated July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILEX ONCOLOGY, INC.

	By:	/s/ Ronald G. Tefteller
Ronald G. Tefteller
Vice President, General Counsel and Corporate Secretary

Dated August 4, 2003